EXHIBIT 23.3







           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2003, which appears on page 1 of the Quarterly Report on Form 10-QSB of El Capitan Precious Metals, Inc. for the quarter ended March 31, 2003, and our report dated August 18, 2003, which appears on page 1 of the Quarterly Report on Form 10-QSB of El Capitan Precious Metals, Inc. for the quarter ended June 30, 2003.


/s/ Gelfond Hochstadt Pangburn, P.C.

GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
September 12, 2003